EXHIBIT 99.1

General Finance Corporation to Establish New Dates
for Special Stockholders Meeting

PASADENA, Calif., March 13, 2007--General Finance Corporation (AMEX: GFN, GFN.U, GFN.WS) announced today that it intends to establish a new record date and meeting date for the special stockholders meeting previously scheduled for March 26, 2007. The meeting is to be called for the purpose of voting on the previously announced proposal to acquire RWA Holdings Pty Limited in General Finance’s initial business combination.

According to Ronald F. Valenta, General Finance’s Chief Executive Officer, “the proxy review process has taken longer than we expected, and we are discussing possible changes to our agreement to acquire RWA Holdings that we need to proceed with the acquisition. We continue to believe that RWA Holdings represents an excellent choice for our initial business combination and expect to announce shortly a new meeting date for our stockholders to vote on our proposal to acquire RWA Holdings.”

About General Finance Corporation

General Finance Corporation is a special-purpose acquisition company organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses, whose efforts are focused initially on acquiring an operating company in the specialty finance sector. General Finance has entered into a definitive agreement to acquire RWA Holdings Pty Limited, a privately held Australian company in General Finance’s initial business combination. RWA Holding is engage through its Royal Wolf Trading subsidiary in the sale and leasing of portable storage containers, portable container buildings and freight containers in Australia.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the possible future meeting of General Finance stockholders to consider the proposed acquisition of RWA Holdings. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including the risk that the stockholders meeting will not be convened. GFN disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
For General Finance Corporation
Steven Anreder, (212) 532-3232